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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was made by Evolving Systems, Inc. in connection with the distribution of its 2005 Definitive Proxy, filed with the Securities and Exchange Commission on March 31, 2005.

IMMEDIATE RELEASE	NEWS
May 6, 2005	NASDAQ-EVOL

EVOLVING SYSTEMS ENCOURAGES STOCKHOLDERS TO VOTE THEIR SHARES

ISS Recommends Stockholders Vote FOR all of the Company's Proposals at the May 16th Stockholders' Meeting

        ENGLEWOOD, Colorado—Evolving Systems, Inc. (NASDAQ-EVOL), a leading provider of innovative software solutions and services to the wireless, wireline and IP carrier market, today announced that Institutional Shareholder Services ("ISS"), the leading proxy advisory firm advising institutional investors in proxy voting matters, has recommended that stockholders vote FOR each of the proposals on the agenda for the upcoming annual stockholders' meeting, scheduled for May 16, 2005.

        In its report dated April 26, 2005, ISS reviewed each of the proposals submitted for stockholder vote and recommended a vote FOR all proposals. In addition to election of two directors and ratification of the Board of Directors' selection of the Company's independent accounting firm, the Company is asking its stockholders to vote on two important matters related to its November 2, 2004, acquisition of London-based Tertio Telecoms Limited.

ISS recommends a vote FOR the Conversion of Long-Term Notes Proposal

        In recommending a vote FOR the proposal to approve the exchange of long-term notes into convertible notes, ISS said "Given: (1) the fact that the conversion price currently represents a substantial premium to market price, (2) the reduced interest burden on the company as a result of the proposed conversion, and (3) that the company would not have to repay its debt from its cash flows and have more flexibility with respect to operations and future financing needs, we believe that the conversion warrants shareholder support."

ISS recommends a vote FOR the proposal to Increase its Authorized Shares

        ISS also recommended a vote FOR the Company's proposed increase to authorized shares. The results of ISS' quantitative analysis of such proposals, which takes into account proposals submitted by peer companies and company performance, concluded that the proposed increase was well within its prescribed guidelines on such matters.

        Management encourages all stockholders to promptly cast their votes in favor of each of the proposals to ensure that votes are counted in the tabulation prior to the meeting. If stockholders have questions about the proposals or need assistance voting their shares, they may call D.F. King & Co., Inc., who is assisting the Company in the solicitation, toll-free at 1-800-549-6697.

About Evolving Systems®

        Evolving Systems, Inc. (NASDAQ-EVOL) is a provider of software and services to more than 50 network operators in 38 countries worldwide. Its portfolio includes market-leading solutions for Service Activation, Mediation & Assurance and Numbering Solutions. Founded in 1985, the Company has headquarters in Englewood, Colorado, with offices in the United States, United Kingdom, Germany, India and Malaysia. Further information at www.evolving.com.

CAUTIONARY STATEMENTS

        Evolving Systems has filed a Definitive Proxy Statement with the Securities and Exchange Commission relating to its May 16, 2005 Annual Stockholders' Meeting. Investors can obtain free copies of the Proxy

Statement, as well as other filings containing information about Evolving Systems, without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from Evolving Systems by directing a request to Evolving Systems, Inc., Attn: Investor Relations, 9777 Pyramid Court, Suite 100, Englewood, Colorado, 80112, Phone (303) 802-1000. Investors are urged to read the Definitive Proxy Statement and all documents incorporated by reference therein because they contain important information.

        Evolving Systems, its directors and executive officers, other members of management and employees of Evolving Systems, as well as representatives of D.F. King & Co., Inc., may be deemed to be participants in the solicitation of proxies from Evolving Systems' stockholders. Information regarding Evolving Systems' directors and executive officers is available in Evolving Systems' Proxy Statement for its 2005 annual meeting of stockholders, filed on March 31, 2005, which may be obtained without charge at the SEC's Internet site (http://www.sec.gov).

        This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Specifically, statements about the impact of the conversion of the Company's long-term notes to convertible notes and the proposed increase in the Company's authorized shares of common stock, as well as the Company's growth strategies are forward-looking statements. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these statements. Actual results could vary materially from these expectations.

        For a more extensive discussion of Evolving Systems' business, please refer to the Company's Form 10-K filed with the SEC on March 31, 2005, as well as subsequently filed Form 10-Q, and 8-K reports.

CONTACTS:
Investor Relations	Public Relations
Jay Pfeiffer	Dan La Russo
Pfeiffer High Investor Relations, Inc.	Ogilvy Public Relations Worldwide
303.393.7044	212.880.5315
jay@pfeifferhigh.com	dan.larusso@ogilvypr.com

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EVOLVING SYSTEMS ENCOURAGES STOCKHOLDERS TO VOTE THEIR SHARES
ISS Recommends Stockholders Vote FOR all of the Company's Proposals at the May 16th Stockholders' Meeting
ISS recommends a vote FOR the Conversion of Long-Term Notes Proposal
ISS recommends a vote FOR the proposal to Increase its Authorized Shares